UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

As filed with the Securities and Exchange Commission on October 18, 2007

Registration No. 333-131052
Post-Effective Amendment No. 1
to
Form SB-2 Registration Statement
on
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FUSHI INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	13-3140715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100
(011)-86-411-8770-3333
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Wang
Chief Financial Officer
Fushi International, Inc.
1 Shuang Qiang Road, Jinzhou, Dalian,
People’s Republic of China 116100
(011)-86-411-8770-3333
(Name, Address and Telephone Number of Agent for Service)

Copy to:

Darren Ofsink, Esq.
Guzov Ofsink LLC
600 Madison Avenue, 14th Floor,
New York, NY 10022
(212) 371 8008

Approximate date of proposed sale to the public:    At such time or times after the effective date of the registration statement as the selling security holders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock $0.006, par value per share	2,568,725	$15.33	$39,378,554.25	$0

(1)
Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and in order to prevent dilution, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of a stock split, stock dividend, recapitalization or similar transaction involving the registrant’s common stock. Pursuant to Rule 429 of the Securities Act, the prospectus included in this registration statement relates to the shares of common stock previously registered under registration statement on Form SB-2/A (Registration No.333-131052) on July 24, 2006 and declared effected on August 2, 2006.

(2)
Estimated solely for the purpose of computing the amount of registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant’s common stock reported on the National Association of Securities Dealers Automated Quotation System (NASDAQ) on October 18, 2007, which was within five (5) days of the date of the initial filing hereof.

(3)
Registrant previously filed a registration statement on Form SB-2/A (Registration No.333-131052) on July 24, 2006 for the registration of 6,445,000 shares of common stock, and are included in the amount of securities hereby registered. The filing fee paid by the registrant in connection with the remaining unsold securities under such prior registration statement, $7,030.18, is offset, pursuant to Rule 457(p) under the Securities Act, against the filing fee due in connection with this registration statement, resulting in a net filing fee of $ 0.00.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement on Form S-3 is a combined prospectus and also relates to our Registration Statement on Form SB-2 (Registration No. 333-131052) declared effective on August 2, 2006. Upon the effectiveness of this Registration Statement, it shall act as a post-effective amendment to the said Registration Statement on Form SB-2.

The information contained in this prospectus is not complete and may be changed.  The selling shareholders may not sell these securities until the Securities and Exchange Commission declares the related registration statement effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, dated October __, 2007

Preliminary Prospectus

2,568,725 shares

Offered by Selling Stockholders of

COMMON STOCK

This Prospectus may be used only in connection with the resale, from time to time, of up to 2,568,725 shares of our common stock, par value $0.006 per share, by the selling stockholders. These shares represent approximately 11.5 % of our current outstanding common stock, including the shares offered under this Prospectus.

Information regarding the selling stockholders and the manner in which they acquired their shares, and the times and manner in which they may offer and sell shares of our common stock under this Prospectus, is provided under “Selling Securityholders” and “Plan of Distribution” in this prospectus.

Our common stock is listed on the National Association of Securities Dealers Automated Quotation System (NASDAQ) under the symbol “FSIN .”  The NASDAQ closing price of our common stock on October 18, 2007 was $15.33.

All of the securities offered by this Prospectus may be sold from time to time by or on behalf of the selling stockholders. The prices at which the selling stockholders may sell their shares of our common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders under this prospectus. We will, however, receive approximately $674,803 from the exercise of outstanding warrants to purchase 204,300 shares of our Common Stock, net of placement agent commissions of approximately $74,978.

Investing in our securities involves a high degree of risk. See the sections entitled “Risk Factors” and “Forward Looking Statements” on page 3 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pursuant to Rule 429 under the Securities Act, this Prospectus is a combined prospectus and also relates to our registration statement on Form SB-2/A (Registration No. 333-131052) declared effective on August 2, 2006. Upon effectiveness of this registration statement, it shall act as a post-effective amendment to the said registration statement on Form SB-2/A.

The date of this Prospectus is October __ , 2007

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	4
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	5
SELLING SECURITYHOLDERS	5
PLAN OF DISTRIBUTION	11
DESCRIPTION OF SECURITIES	12
LITIGATION	12
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US	14
INCORPORATION OF DOCUMENTS BY REFERENCE	14

EXPLANATORY NOTE

The shares of our Common Stock to which this Prospectus relates are not newly registered securities. These shares were previously registered by the Company on its Form SB-2/A registration statement that was declared effective on August 2, 2006. The Form S-3 registration statement of which this Prospectus forms a part is a Post-Effective Amendment to the Form SB-2 registration statement and has been filed in order to update the disclosures made therein.

PROSPECTUS SUMMARY

This Prospectus relates to the resale of up to 2,568,725 shares of our Common Stock, par value $0.006 per share by the selling stockholders identified in this Prospectus. The selling stockholders may sell their shares of our Common Stock in the open market at prevailing market prices or in private transactions at negotiated prices. The selling stockholders may sell the shares directly, or may sell them through underwriters, brokers or dealers. Our selling stockholders and their respective agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. Underwriters, brokers or dealers may receive discounts, concessions or commissions from a selling stockholder or from a purchaser and this compensation might be in excess of the compensation customary in the type of transaction involved. We provide more information about how the selling stockholders may sell their shares in the section of this Prospectus titled “Plan of Distribution.”

We will not receive any proceeds from any sale of the shares of our Common Stock offered by the selling stockholders. However, we will receive net proceeds of approximately $674,803 (our placement agent will receive approximately $74,978) if all of the warrants for which underlying shares (an aggregate of 204,300 underlying shares of Common Stock) are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

Because this is a summary, it may not contain all the information that may be important to you. Before making an investment, you should read the entire Prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” in our Annual Report on Form 10-KSB, the updated discussion of the risks of investing discussed in Item 1A, “Risk Factors,” in our Quarterly Report on Form 10-Q which we have filed with the SEC on April 2, 2007 and August 14, 2007, respectively, and the financial statements included in our other filings with the SEC. This information is incorporated by reference into this Prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Documents by Reference.”

This Prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate only as of the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this Prospectus, the terms “the company,” “we,” “us,” and “our” refer to Fushi International, Inc. and, unless the context otherwise requires, its subsidiaries.

Our Company

Fushi International, Inc., is a Nevada corporation headquartered in Dalian, the People’s Republic of China (the “PRC”).  Through our wholly-owned indirect subsidiary, Fushi International (Dalian) Bimetallic Cable Co., Ltd (“Fushi International (Dalian)”), we are in the business of manufacturing and selling bimetallic composite wire products, principally copper clad aluminum wires (“CCA”).

As of October 18, 2007, we employed 407 full-time employees and 47 temporary staff.

Our principal executive offices are located at 1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100. Our telephone number is (011)-86-411-8770-3333.

History

We were incorporated on October 6, 1982 under the name M, Inc. We changed our corporate name to Parallel Technologies, Inc. in June 1991. We were formed as a "blank check" company for the purpose of seeking a merger, acquisition or other business combination transaction with a privately-owned entity seeking to become a publicly-owned entity. In a series of restructuring transactions which began in 2005 and were completed in 2006 (the “Restructuring”), we acquired Fushi Holdings, Inc. (formerly Diversified Product Inspections, Inc.) (“Fushi Holdings”), which is a holding company for Fushi International (Dalian). In turn, Fushi International (Dalian) controls Dalian Fushi Bimetallic Wire Manufacturing, Co., Ltd. (“Dalian Fushi”), a PRC corporation. The Restructuring is more fully described in our Current Report on Form 8-K filed with the SEC on December 14, 2005.

Our Business

Our bimetallic composite wire products are produced using our patented and proprietary "rolling bond welding" manufacturing technology. Our proprietary technology allows us to produce high quality products that deliver stable conductivity performance.

We use "FUSHI" as the tradename for all of our composite wire products.

We achieved profitability in 2002, shortly after the commencement of our operations. Since 2002, we have experienced consistent growth. Net sales increased from $33.71 million for the fiscal year ended December 31, 2005 to $67.7 million for the fiscal year ended December 31, 2006. The majority of our sales are made to finished cable manufacturers, which is a growing market for our products. For more information, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2006 and our periodic reports for the fiscal quarters ended March 31, 2007, and June 30, 2007, which we have filed with the SEC and are incorporated by reference into this Prospectus.

We believe we are currently the largest manufacturer and supplier of bimetallic composite products in the PRC. Our largest customers include the PRC operations of U.S.-based Andrew Corporation, ACOME Xintai Cable, Ltd., and Leoni (Changzhou) Electronics Co., Ltd.

Summary of our Products

CCA is an electrical conductor consisting of an outer sleeve of copper that is metallurgically bonded to a solid aluminum core using our proprietary and patented metallurgical "rolling bond welding" techniques. CCA combines the conductivity and corrosion resistance of copper with the light weight and relatively low cost of aluminum, making it uniquely suited to many electrical applications where the ratio of weight to conductivity is important. CCA is a cost effective substitute for single copper wire in a wide variety of applications such as coaxial cable for cable television, signal transmission lines for telecommunication networks, electric power distribution lines, and wire components for electronic instruments and devices. Our production of CCA products is large-scale in nature.

Measured by the copper layer thickness, CCA can be divided into two types, 10% and 15%, each of which has DC resistance of less than 0.02743 mm(2)/m ohms and 0.02676 mm(2)/m ohms, respectively. The 10% type is primarily used in high frequency signal transmission, while the 15% type is used in generators and other non-signal transmission applications.

Both the 10% and 15% CCA can be made in various diameters. The normal diameters of our CCA products range from 1.7 mm to 7.6 mm, which are the normal specifications required by our customers. We can, however, draw the product to as small as 0.05 mm, if so requested by our customers.

Due to its composition, our CCA bimetallic wire is much lighter than copper and only slightly heavier than bare aluminum. In comparison with solid copper wire, our CCA product normally costs 15% to 20% less per ton and each ton of CCA can yield wire 2.7 times as long as each ton of solid copper does. Nonetheless, because of their outer copper jacket, our CCA products have the same electrical conductivity as traditional copper.

We manufacture both hard-drawn and annealed types of CCA. Hard-drawn CCA is used where strength is required, such as in electronic instruments and devices. Some customers buy our CCA at the hard-drawn stage without final annealing, or at the intermediate annealing stage, for further processing, such as to draw to as small a size as they desire.

Our Customers

Our target markets are manufacturers of finished wire and cable products. In most cases, our customers incorporate our products in end-products that they subsequently supply to their customers. The products that we manufacture are used by these end-product makers as standard components, materials or parts that are built to their specifications. Therefore, our business is driven, in part, by the strength, growth prospects and activity in the end-markets in which our products are used.

We have a large customer base, with more than 100 regular customers both in and outside of the PRC. Among the 93 PRC domestic customers, 40 are in the southern part of the PRC, 7 are in the southwestern part of the PRC, 13 are in the central part of the PRC, and 27 are in the eastern part of the PRC. Our customer base includes some of the leading global brands in the coaxial cable industry, such as Andrew Corporation, one of the largest communication cable manufacturers in the world. Because of these customers' large purchase orders, we have historically derived a significant portion of our sales from a smaller number of customers since we commenced production in 2002. Recently, however, we have significantly broadened and diversified our revenue base. For example, our 5 largest customers account for a smaller, but healthier, percentage of net sales as compared to past fiscal years. Our top 5 customers represented 41% and 28.9% of our net sales during the fiscal years ended December 31, 2005 and 2006, respectively. Further, we anticipate that our overall customer composition and the concentration of our top customers will change as we expand our business and shift our product portfolio to higher-margin products; however, we can give no assurance that this will be the case.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our Annual Report on Form 10-KSB filed with the SEC on April 2, 2007, which are incorporated by reference into this Prospectus, in the applicable Prospectus Supplement, and the updated Risk Factors described in our Quarterly Report on Form 10-Q, which we filed with the SEC on August 14, 2007.

These risks are not the only risks facing our Company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.  Moreover, we operate in a very competitive and rapidly changing environment.  It is not possible for our management to identify or predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This Prospectus, any Prospectus Supplement and the documents incorporated by reference herein include forward-looking statements.  These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

You can generally identify forward-looking statements by terms such as “may,” “should,” “could,” “will”, “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words.  All statements contained or incorporated by reference in this Prospectus and any Prospectus Supplement regarding our future strategy, future operations, projected financial position, estimated future revenues, projected costs, future prospects, the future of our industries and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

You should not place undue reliance on our forward-looking statements, because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this Prospectus, the date of any Prospectus Supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the SEC filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.  Over time, our actual results, performance or achievements will differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Those differences might be significant and materially adverse to our security holders. We do not undertake and specifically decline any obligation to update any forward-looking statements or to publicly announce the results of any revisions to any statements to reflect new information or future events or developments.

For more information, please refer to the “Risk Factors” set forth and discussed in our Annual Report on Form 10-KSB filed with the SEC on April 2, 2007, the discussion in that Annual Report under the caption “Management's Discussion and Analysis and Results of Operations,” both of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this Prospectus and any Prospectus Supplement.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the shares of our Common Stock offered by the selling stockholders. However, we will receive net proceeds of approximately $674,803 (our placement agent will receive approximately $74,978) if all of the warrants whose underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.

SELLING SECURITYHOLDERS

This Prospectus relates to the offer and sale of our common stock by the selling stockholders named in the table below.

Under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security if, with respect to that security, the person directly or indirectly has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person's economic interest in the security. Under these SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of another security.

Except as otherwise indicated in the following table, each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by that selling stockholder.

In determining the percent of common stock owned by a selling stockholder, (a) the numerator is the number of shares of common stock beneficially owned by that selling stockholder, which includes shares which the selling stockholder may acquire within 60 days upon exercise of warrants, and (b) the denominator is the sum of (i) the total number of shares outstanding, and (ii) the number of shares which each of the selling stockholders has the right to acquire within 60 days upon exercise of warrants.

Each selling stockholder may offer all or part of the shares of common stock beneficially owned for resale from time to time. The table assumes that the selling stockholders will sell all of the shares offered for sale and, accordingly, will own no shares of common stock upon completion of the offering. A selling stockholder, however, is under no obligation to sell any shares immediately or at any time. Therefore, we are not able to estimate the number of shares of common stock that will be sold pursuant to this prospectus or the number of shares that will be owned by the selling stockholders, or any selling stockholder, upon termination of this offering.

In the following table, fractional shares of our Common Stock have been rounded up to the next whole share.

Name	Relationship with the Company *	Shares of Common Stock Owned Before the Offering	Shares of Common Stock Offered		Shares of Common Stock to be Owned After the Offering	Percentage of Outstanding Shares of Common Stock to be Owned After the Offering
Chinamerica Fund, LP 2909 St. Andrews Richardson, TX 75082		143,069	143,069		0	0%

Renaissance US Growth Investment Trust PLC 8080 N. Central Expressway Suite 210 LB 59 Dallas, TX 75206-1857		21,250	21,250		0	0%

BFS US Special Opportunities Trust PLC 8080 N. Central Expressway, Suite 210 LB 59 Dallas, TX 75206-1857		21,250	21,250		0	0%

Lake Street Fund LP 660 S.Lake Street Pasadena, CA		386,750	510,709	**	0	0%

Midsouth Investor Fund LP 201 Fourth Ave. North, Suite 1950 Nashville, TN 37219		112,709	112,709		0	0%

Fred L. Astman Wedbush Securities Inc. Custodian IRA Rollover 10/13/92 600 S. Lake Street Pasadena, CA		193,376	255,356	***	0	0%

Lyman O. Heidtke 201 Fourth Ave. North, Suite 1950 Nashville, TN 37219	46,928	46,928		0	0%

John Peter Selda 2301 S. Mopac #236 Austin, TX	55,250	72,959	°	0	0%

Hayden Communications 1401 Havens Dr., N Myrtle Beach, SC 29582	2,125	2,125		0	0%

Halter Pope USX China Fund 5100 Poplar Avenue,Suite 512 Memphis, TN 38137	82,873	82,873		0	0%
Clients of Pope Asset Management, LLC:
The Community Foundation, Inc. 3661 Woodward Place Jackson, MS 39216	208,900	208,900		0	0%

Ayers LP 1727 Renshaw Road Yazoo City, MS 39194-86	54,883	54,883		0	0%

Confermation, LLP 8610 Park Heights Avenue Stevenson, MD 21153	49,934	49,934		0	0%

Kerby E. Confer 8610 Park Heights Avenue Stevenson, MD 21153	307	307		0	0%

W. Brigham Klyce, Jr 3685 South Galloway Drive Memphis, TN 38111-6835	72,808	72,808		0	0%

Karen Clyce Smith Conservator 3685 South Galloway Drive Memphis, TN 38111-6835	4,994	4,994		0	0%

Marilyn G. Abrams Living Trust 21 Marion Avenue Albany, NY 12203-1815	21,249	21,249		0	0%

Donald J. Alt 4273 Old Mill Lane Atlanta, GA 30342-3400	13,387	13,387		0	0%

Donald J. Alt Grantor Retained Annuity 4273 Old Mill Lane Atlanta, GA 30342-3400	7,225	7,225		0	0%

Grier C. Bovard, III 2918 Lake Forest Blvd Augusta, GA 30909-3026	10,594	10,594		0	0%

Grier C. Bovard, III IRA 2918 Lake Forest Blvd Augusta, GA 30909-3026	174	174		0	0%

Kelsey G. Bryant 130 Winged Foot Circle Jackson, MS 39211	13,387	13,387	0	0%

Danilou Holdings, Ltd. 1409 Roundrock Way Flower Mound, TX 75028	15,299	15,299	0	0%

Carolyn P. Davis 2506 Waterford Road Auburn, AL 36832	9,880	9,880	0	0%

Hartwell Davis, Jr 4109 Kennesaw Drive Birmingham, AL 35213	28,473	28,473	0	0%

Frank S. Dennis Jr. LLP 2918 Professional Parkway Augusta, GA 30907	19,868	19,868	0	0%

Jane S. Dennis IRA 2643 Hillcrest Avenue Augusta, GA 30904	20,399	20,399	0	0%

Mary M. Yerger Dunbar IDGT Trust 129 Woodland Circle Jackson, MS 39216	6,992	6,992	0	0%

Robert Eichelberger MD PC PSP 2750 Pump House Road Birmingham, AL 35243	6,693	6,693	0	0%

Farris Evans Insurance Agency 1420 Union Avenue Memphis, TN 38104	8,817	8,817	0	0%

William T. Green Trust 633 Commerce Stret Laurel, MS 39440	9,349	9,349	0	0%

Barbara T. Green 633 Commerce Stret Laurel, MS 39440	5,419	5,419	0	0%

Hackney One Investments, LLC Two Metroplex Drive, Suite 303 Birmingham, AL 35209	14,768	14,768	0	0%

Brenda Hackney Two Metroplex Drive, Suite 303 Birmingham, AL 35209	6,693	6,693	0	0%

Beth M. Harris 1727 Renshaw Road Yazoo City, MS 39094	9,562	9,562	0	0%

Douglas A. Holder 136 Osprey Point Drive Osprey, FL 34299	8,393	8,393	0	0%

Suneel & Jayashree Mahajan JT 4240 Point la Vista Road W Jacksonville, FL 32207	20,293	20,293	0	0%

R. Brad Martin 1025 Cherry Road Memphis, TN 38117-5423	13,068	13,068	0	0%

Scott McCandless 169 Shore Road Chatham, MA	3,081	3,081	0	0%

W.B. McCarty III 4032 Pinewood Drive Jackson, MS 39211	77,607	77,607	0	0%

W.B. McCarty IRA 4032 Pinewood Drive Jackson, MS 39211	850	850	0	0%

Catherine McCarty PO Box 321001 Flowood, MS 39232	2,125	2,125	0	0%

Frances C. McCarty PO Box 321001 Flowood, MS 39232	1,593	1,593	0	0%

Isabel R. McCarty PO Box 321001 Flowood, MS 39232	10,305	10,305	0	0%

Isabel R. McCarty IRA PO Box 321001 Flowood, MS 39232	2,762	2,762	0	0%

McCarty Properties LP PO Box 321001 Flowood, MS 39232	7,756	7,756	0	0%

H. Russell McCarty PO Box 321001 Flowood, MS 39232	11,629	11,629	0	0%

H.Russell McCarty, Jr PO Box 321001 Flowood, MS 39232	1,062	1,062	0	0%

Frank M. Mitchener, Jr. IRA 404 Walnut Street Sumner, MS 38957	13,918	13,918	0	0%

Neurosurgical Associates PC 401(k) Redmont Park Lane Birmingham, AL 35205	17,956	17,956	0	0%

W.K. Paine 3661 Woodward Place Jackson, MS 39216	10,411	10,411	0	0%

Prude Interests Ltd. 6154 Park Lane Dallas, TX 75225-0727	2,762	2,762	0	0%

James R. Prude 6154 Park Lane Dallas, TX 75225-0727	4,038	4,038	0	0%

Sarah S. Prude Revocable Trust PO Box 840 Amory, MS 38821-0840	4,038	4,038	0	0%

Juanita W. Ridgeway 233 1/2 Capitol Street Jackson, MS 39201	10,518	10,518	0	0%

W.B. Ridgeway 233 1/2 Capitol Street Jackson, MS 39201	6,906	6,906	0	0%

Sheila Robbins 633 Owen road Albany, MS 38652	15,724	15,724	0	0%

Paul J. Schierl Trust 2413 Hazelwood Lane, Suite B Green Bay, WI 54304-1905	12,962	12,962	0	0%

Gary & Kay Stavrum, JT 4722 Gwynne Road Memphis, TN 38117	52,693	52,693	0	0%

John A. Travis, III 111 Mockingbird Lane Ridgeland, MS 39157	25,861	25,861	0	0%

Anne D. Trotter 13 Bristlecone Way Augusta, GA 30909	4,570	4,570	0	0%

T. Barrett Trotter 13 Bristlecone Way Augusta, GA 30909	5,496	5,496	0	0%

E.L. Vowell 403 S. Church Street Loisville, MS 39339	12,112	12,112	0	0%

Jeffrey & Gina Webb, JT 6589 Green Shadows Lane Memphis, TN 38119	25,604	25,604	0	0%

William P. Wells 4723 Gwynne Road Memphis, TN 38117	29,824	29,824	0	0%

Colleen Weyers 500 AMS Court Green Bay, WI 54313	11,049	11,049	0	0%

Jeffrey Weyers 500 AMS Court Green Bay, WI 54313	5,950	5,950	0	0%

Robert Weyers 500 AMS Court Green Bay, WI 54313	8,499	8,499	0	0%

Ronald Weyers 500 AMS Court Green Bay, WI 54313	11,580	11,580	0	0%

Ronald Weyers IRA 500 AMS Court Green Bay, WI 54313	4,994	4,994		0	0%

Wirt A. Yerger III PO Box 16910 Jackson, MS 39236	4,994	4,994		0	0%

Yerger Properties LP PO Box 16910 Jackson, MS 39236	5,100	5,100		0	0%

Frank M. Yerger 165 Glenway Jackson, MS 39216	2,826	2,826		0	0%

Frank M. Yerger Revocable Trust 165 Glenway Jackson, MS 39216	6,805	6,805		0	0%

Wirt A. Yerger, III IDGT Trust 129 Woodland Circle Jackson, MS 39216	12,550	12,550		0	0%

Others (41)°°	197,559	198,211	°°°	0	0%

* None of the Selling Shareholders has held any office or position, or has had any material relationship with the Company within the past three years.

** Includes 123,959 shares of Common Stock issuable upon exercise of warrants.

*** Includes 61,980 shares of Common Stock issuable upon exercise of warrants.

° Includes 17,709 shares of Common Stock issuable upon exercise of warrants.

°° These selling shareholders own and are offering in the aggregate less than 1%
of the outstanding shares of common stock.

°°° Includes 652 shares of Common Stock issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

We are registering shares of Common Stock on behalf of the selling stockholders to permit the resale of these shares by these stockholders from time to time after the date of this Prospectus.  We will not receive any of the proceeds from sales by the selling stockholders. However, we will receive net proceeds of approximately $674,803 (our placement agent will receive approximately $774,978) if all of the warrants whose underlying shares are being registered herein are exercised.  We expect to use these proceeds for general corporate purposes.  We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The selling stockholders may from time to time sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers or agents.  If the shares of Common Stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions (which may involve crosses or block transactions)

•	on any national securities exchange or quotation service on which the securities are listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or not;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	through short sales made after the date that the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	in sales pursuant to Rule 144;

•	in broker-dealer transactions in which the broker-dealer agrees with the selling stockholder to sell a specified number of shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	by any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, the underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of shares of Common Stock, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the shares as part of hedging positions they assume.  The selling stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this Prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of Common Stock to broker-dealers who in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”) amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this Prospectus.  The selling stockholders also may transfer and donate the ir shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of Common Stock is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of Common Stock may not be sold unless those shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this Prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to those shares.  All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to those shares.

We will pay all expenses of the registration of the shares of Common Stock pursuant to our registration rights agreement with the selling stockholders, estimated to be $32,500 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We may be required to indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with applicable  registration rights agreements, or the selling stockholders may be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this Prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

Once sold under the registration statement of which this Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Authorized Stock

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.006 per share, of which approximately 22,382,223 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding.

Common Stock

The shares of our Common Stock that are the subject of this prospectus had been previously registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Please see the description of Common Stock set forth in our registration statement on Form SB-2/A (Registration No. 333-131052) filed with the SEC on July 24, 2006, which description is incorporated by reference into this Prospectus.

Warrants

Presently, we have outstanding warrants to purchase a total of 204,300 shares of our Common Stock. The warrants have a five-year exercise period and an exercise price of $3.67 per share.

LITIGATION

On July 31, 2007, Kuhns Brothers, Inc., Kuhns Brothers Securities Corp., and Kuhns Bros. & Co. (collectively, “Kuhns”), which had contracted to provide investment banking services for the Company, and whose principal, John Kuhns, had served as one of our Directors from December 2005 until July 2007, filed a Second Amended Complaint against the Company in Federal District Court for the District of Connecticut (Civil Action No. 3:06CV1917). The lawsuit alleges that the Company wrongfully terminated and breached an investment banking contract with Kuhns, for which Kuhns is seeking approximately $3.8 million in damages.

We believe that the plaintiffs’ case is weak on the merits, and the District Court has determined that the terms of the disputed contract are ambiguous regarding our right to terminate. Nevertheless, on April 6, 2007, Kuhns filed a motion seeking pre-judgment remedies that could require the Company to set aside up to $4 million pending final judgment of the case. We have opposed that motion and are awaiting the Court’s decision on the matter.

LEGAL MATTERS

Our counsel, Guzov Ofsink, LLC, located at 600 Madison Avenue, 14th Floor, New York, New York 10022, is passing upon the validity of the issuance of the common stock offered under this prospectus.

EXPERTS

Our consolidated financial statements for the years ended December 31, 2006 and 2005 incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2006 have been audited by Moore Stephens Wurth Frazer and Torbet, LLP and Jimmy C. H. Cheung & Co., both independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other documents with the SEC.  We also furnish our stockholders annual reports containing financial statements audited by our independent accountants and make available quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.  The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We are an electronic filer, and the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers such as us that file electronically with the SEC.  The address of that site is www.sec.gov .

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this Prospectus and any Prospectus Supplement. This Prospectus and any Prospectus Supplement, which constitutes a part of that registration statement, does not contain all the information contained in that registration statement and its exhibits and schedules. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this Prospectus and any Prospectus Supplement as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules. The registration statement and any of amendments to the registration statement, including exhibits and schedules filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying through the SEC’s Public Reference Room and the SEC website referenced above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this Prospectus and any Prospectus Supplement the information that we file with it. This means that we can disclose important information to you by referring you to other documents that contain such information.  The information we incorporate by reference is considered to be part of this Prospectus and any Prospectus Supplement, and information we later file with the SEC will automatically update and supersede the information in this Prospectus and any Prospectus Supplement.  The following documents filed by us with the SEC are incorporated herein by reference:

•	our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006, filed with the SEC on April 2, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007, filed with the SEC on May 15, 2007;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007, filed with the SEC on August 14, 2007;

•	our current reports on Form 8-K filed with the SEC on May 16, 2007, June 19, 2007, and August 14, 2007;

•
the description of our common stock set forth in our registration statement on Form SB-2/A (Registration No. 333-131052) filed with the SEC on July 24, 2006, including any amendments thereto or reports filed for the purpose of updating such description; and

•	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced above.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and prior to effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K which is not deemed to be filed and not incorporated by reference herein.

Upon written or oral request, we will provide to each person to whom a copy of this prospectus or any prospectus supplement is delivered, including a beneficial owner, a copy of any or all of the information that has been incorporated by reference in this prospectus and any prospectus supplement, and any exhibits specifically incorporated by reference in those documents, at no cost to the requester. You may request copies by contacting us at the following address or telephone numbers: 1 Shuang Qiang Road, Jinzhou, Dalian, People’s Republic of China 116100. Our telephone number is (011)-86-411-8770-3333.

Any statement incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of the registration statement, this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, any prospectus supplement or in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the registration statement, this prospectus or any prospectus supplement.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All of the amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$0
Accounting Fees and Expenses	$5,000
Printing Fees and Expenses	$5,000
Transfer Agent Fees	$0
Legal Fees and Expenses	$20,000
Miscellaneous	$2,500
Total	$32,500

Item 15.  Indemnification of Directors and Officers

Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation.

On December 25, 2005, our Board of Directors adopted, and the Fushi Group, the holder of approximately 65% of our voting stock, approved amended and restated bylaws, which require that we indemnify our directors and officers, including those our subsidiaries, against liability for actions taken in the performance of their duties on our behalf, except in those circumstances where indemnification is not allowed under Nevada law, and that we advance expenses as incurred in defending against such liability. The amended and restated bylaws became effective 20 days after we mailed our information statement relating to the bylaws to our shareholders. On February 10, 2007, we filed a definitive information statement with the SEC.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which we are required or permitted to provide indemnification.  We are also not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The underwriting agreement, if an underwriting agreement is utilized, may provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons (if any) for some liabilities, including liabilities arising under the Securities Act.

Item 16.  Exhibits

See Exhibit Index.

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering price may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered by this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registration hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report under Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the provisions described in Item 14 above, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dalian, the People’s Republic of China, on October 18, 2007.

FUSHI INTERNATIONAL, INC. (Registrant)

By:	/s/ Li Fu
Li Fu
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Li Fu	Chief Executive Officer	October 18, 2007
Li Fu

By:	/s/ Chris Wang	Chief Financial Officer, Controller	October 18, 2007
	Chris Wang	and Principal Accounting Officer

By:	/s/ Mathus Yue Yang	Director	October 18, 2007
Mathus Yue Yang

By:	/s/ Barry Raeburn	Director	October 18, 2007
Barry Raeburn

By:	/s/ Feng Bai	Director	October 18, 2007
Feng Bai

By:	/s/ Jiping Hua	Director	October 18, 2007
Jiping Hua

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion Guzov Ofsink LLC, regarding legality.(1)

23.1	Consent of Guzov Ofsink LLC (included in Exhibit 5.1)

23.2	Consent of Moore Stephens Wurth Frazer and Torbet, LLP (2)

23.3	Consent of Jimmy C.H. Cheung & Co. (2)

(1)	Previously filed as Exhibit 5.1 to the registrant’s Registration Statement on Form SB-2 (Registration No. 333-131052)
Declared effective on August 2, 2006.

(2)	Filed herewith.